EXHIBIT 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580 1100 LOUISIANA SUITE 3800	HOUSTON, TEXAS 77002-5218	FAX (713) 651-0849 TELEPHONE (713) 651-9191
Consent of Ryder Scott Company, L.P.
As independent petroleum engineers, we hereby consent to the incorporation by reference in the Form 10-K of Apache Corporation to our Firm’s name and our Firm’s review of the proved oil and gas reserve quantities of Apache Corporation as of December 31, 2009, to the incorporation by reference of our Firm’s name and review into Apache Corporation’s previously filed Registration Statements on Form S-3 (Nos. 333-57785, 333-75633, 333-32580, 333-105536 and 333-155884), on Form S-4 (No. 333-107934), and on Form S-8 (Nos. 33-31407, 33-37402, 33-53442, 33-59721, 33-59723, 33-63817, 333-04059, 333-25201, 333-26255, 333-32557, 333-36131, 333-53961, 333-31092, 333-48758, 333-97403, 333-102330, 333-103758, 333-105871, 333-106213, 333-125232, 333-125233, 333-135044 and 333-143115), to the inclusion of our report, dated February 8, 2010, as an exhibit to the Form 10-K filed with the Securities and Exchange Commission on February 26, 2010, and our report attached as Exhibit 99.1 to Amendment No. 1 on Form 10-K/A filed on September 28, 2010.

/s/ Ryder Scott Company, L.P.

Ryder Scott Company, L.P. TBPE Firm Registration No. F-1580

Houston, Texas
September 28, 2010